As filed with the Securities and Exchange Commission on January 30, 2001 Registration No. 333-40626

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3/A-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              POWERCOLD CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Nevada                                                 23-2582701
----------------------------                               --------------------
(  State  of  Incorporation)                               (IRS Employer
                                                           Identification  No.)
                               103 Guadalupe Drive
                               Cibolo, Texas 78108
                                 (210) 659-8450

   (Address, including zip code, and telephone number, including area  code, of registrant's principal executive offices)

                                FRANCIS L. SIMOLA
                             Chief Executive Officer
                              PowerCold Corporation
                               103 Guadalupe Drive
                               Cibolo, Texas 78108
                                  (210) 659-8450
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Charles A. Cleveland
                           Charles A. Cleveland, P.S.
                        Suite 304, 1212 North Washington
                         Spokane, Washington 99201-2401

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                  Proposed
                             Proposed             maximum
Title                        maximum              aggregate
of Securities                offering price       offering price   Amount of
to be          Amount to be  price per            per share        registration
registered     registered    share [1] price [1]  price[1]         fee
-------------  ------------  -------------------  ---------------  -------------
Common Stock,

$.001          1,354,786
par value        shares             $1.06            $1,436,073     $359.02

================================================================================
[1] Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices of the Company's Common Stock on the OTC Electronic Bulletin Board (Symbol: PWCL) on June 19, 2000.

[2] The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                              POWERCOLD CORPORATION
         Cross Reference Sheet Required by Item 501(b) of Regulation S-K

FORM  S-3  ITEM  NUMBER  AND  CAPTION               CAPTION IN PROSPECTUS
------------------------------------------------    ----------------------------
1.  Forepart of Registration Statement              Facing Page of Registration
    and Outside Front Cover Page                    Statement and Cover Page of
    of  Prospectus                                  Prospectus

2.  Inside Front and Outside Back                   Inside Cover Page of
    Cover Pages of Prospectus                       Prospectus and Outside Cover
                                                    Page of Prospectus

3.  Summary Information, Risk                       Not  Applicable
    Factors and Ratio of Earnings to
    Fixed  Charges

4.  Use of Proceeds                                 Not  Applicable

5.  Determination of Offering Price                 Not  Applicable

6.  Dilution                                        Not  Applicable

7.  Selling  Security  Holders                      Sales  by  Selling
                                                    Shareholders

8.  Plan of Distribution                            Cover Page of Prospectus
                                                    and Sales by Selling
                                                    Shareholders

9.  Description of Securities to                    Grant of Stock Bonus; and
    be  Registered                                  Sales by Selling
                                                    Shareholders

10. Interest of Named Experts                       Not  Applicable
    and Counsel

11. Material  Changes                               Not  Applicable

12. Incorporation of Certain Information            Incorporation of Certain
    by Reference                                    Information by Reference

13. Disclosure of Commission Position               Indemnification
    on Indemnification or Securities
    Act Liabilities

                                 PROSPECTUS
                            POWERCOLD CORPORATION


1,354,786   Shares of Common Stock($0.001 par value per share)

The shareholder named in the table included in the "Selling Shareholder" section of this prospectus, which begins on page 10, is offering all of the shares of common stock covered by this prospectus. Such person is called a selling shareholder and will be referred to throughout this document as the "Selling Shareholder".

We will not receive any of the proceeds from such sales. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

The Selling Shareholder may sell all or a portion of their stock at any time whether through a broker, or otherwise. The stock will generally be sold at the market price or whatever price is negotiated.

Our common stock is quoted on the OTC Electronic Bulletin Board (Symbol: PWCL). On January 22, 2001, the closing price of the common stock was $0.92 per share.

See "Risk Factors" beginning on page 8 for a description of certain factors that should be considered by purchasers of the common stock and options.

We have not, nor has any individual named in this prospectus, authorized any person to give any information or to make any representation other than those contained in, or incorporated by reference into, this prospectus. This prospectus does not constitute an offer to sell or solicitation of an offer to buy.

We have filed a registration statement on Form S-3 in respect of the common stock offered by this prospectus with the Securities and Exchange Commission under the Securities Act. This prospectus does not contain all of the information contained in the registration statement. You should read this entire prospectus carefully as well as the registration statement for additional information.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES ANDEXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

             The date of the Prospectus is                   , 2001.

                                TABLE OF CONTENTS







     Where  You  Can  Find  More  Information                            6

     Forward-Looking  Statements                                         7

     About  Us                                                           7

     Risk  Factors                                                       8

     Use  of  Proceeds                                                  10

     Selling  Stockholder                                               11

     Plan  of  Distribution                                             12

     Our  Common  Stock                                                 13

     Indemnification                                                    14

     Legal  Matters                                                     15

     Experts                                                            15

                      WHERE YOU CAN FIND MORE INFORMATION

We must file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, DC, New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our file number is File No. 33-19584. In addition, our proxy and information statements and other information about us can be inspected at the offices f the National Association of Securities Dealers, Inc., 1735 R Street, N.W., Washington, D.C. 20006.

The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus may update documents previously filed with the SEC, and later information that we file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering:

(1) The Company's Annual Report on Form 10-KA/2 for the year ended December 31, 1999;
(2) The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2000;
(3)     The Company's Quarterly Report on Form 10-QSB for the period ended
        June 30, 2000;
(3) The Company's Quarterly Report on Form 10-QSB for the period ended September 30, 2000;
(4)     The  Company's    Annual  Report on Form 10-KSB for the year ended
        December  31,  1998;
(5)     The  Company's  Form  8-A,  as  filed  May  25,  2000;  and,
(6) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to above.

All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of each such document. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modified or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                              Corporate Secretary,
                              PowerCold Corporation
                               103 Guadalupe Drive
                               Cibolo, Texas 78108
                            telephone (210) 659-8450

           Information on our web site is not part of this prospectus.

                           FORWARD LOOKING STATEMENTS

         Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "intend," "estimate" and "continue" or similar words. You should read statements that contain these words carefully for the following reasons:

-     the  statements  discuss  our  future  expectations;

- the statements contain projections of our future earnings or of our financial condition; and

-     the  statements  state  other  "forward-looking"  information.

         We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors listed above, as well as any cautionary language in or incorporated by reference into this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in the above risk factors, elsewhere in or incorporated by reference into this prospectus and other events that we have not predicted or assessed could have a material adverse effect on our earnings, financial condition and business. If the events described above or other unpredicted events occur, then the trading price of our common stock could decline and you may lose all or part of your investment.

                                    ABOUT US

We were formed on October 7, 1987 in the State of Nevada. We design, engineer, manufacture, market and support energy efficient industrial refrigeration and freezing systems. Our products are used in large food processors as well as in small commercial air-conditioning units. We believe our products are the most advanced, cost-effective and environmentally safe "quick-freeze" systems available. We believe they are the most energy-efficient because they utilize natural gas powered rotary engines. Our products are environmentally-friendly because they use no chemicals that attack the ozone layer. Our products are sold around the world.

We have five wholly owned subsidiaries: four companies that manufacture products and a consulting service: RealCold Products, Inc., which makes commercial refrigeration and freezer systems; Nauticon Inc., which makes evaporative heat exchange systems and chiller systems; Channel Freeze Technologies, Inc, which makes proprietary, multi purpose freezing system; Rotary Power Enterprise, Inc., which markets rotary power natural gas and propane engines; and, Technicold Services Inc., which provides commercial consulting and educational services.

                                  RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

GOVERNMENTAL  REGULATIONS

Our products are subject to many regulations at the Federal and State Level. The main rules set standards for energy efficiency. We believe that our products comply with these regulations. If our business is alleged or found to violate applicable laws, our revenue and earnings could materially decrease.

Our business is subject to extensive, frequently changing, federal, state and local regulation regarding the following:

-     health  and  safety  requirements;

-     changing  technology  requirements.

         Some of these laws may restrict or limit our business. Much of this regulation, particularly technology requirements, is complex and open to differing interpretations. If any of our operations are found to violate these laws, we may be subject to severe sanctions or be required to alter or discontinue our operations. If we are required to alter our practices, we may not be able to do so successfully. The occurrence of any of these events could cause our revenue and earnings to decline.

WE  MAY  NOT  BE  PROFITABLE  OR  GENERATE  CASH  FROM OPERATIONS IN THE FUTURE.

- We have incurred significant losses in the last several years. We intend to continue to expend significant financial and management resources on the development of additional products, sales and marketing, improved technology and expanded operations. Although we believe that operating losses and negative cash flows may diminish in the near future, we may not be profitable or generate cash from operations in the foreseeable future.

IF WE DO NOT SECURE ADDITIONAL FINANCING, WE MAY BE UNABLE TO DEVELOP OR ENHANCE OUR SERVICES, TAKE ADVANTAGE OF FUTURE OPPORTUNITIES OR RESPOND TO COMPETITIVE PRESSURES.

- We require substantial working capital to fund our business. We have had significant operating losses and negative cash flow from operations. Additional financing may not be available when needed on favorable terms or at all. If adequate funds are not available or are not available on acceptable terms, we may be unable to develop or enhance our services, take advantage of future opportunities or respond to competitive pressures, which could materially adversely affect our business. Our capital requirements depend on several factors, including the rate of market acceptance of our products, the ability to expand our customer base, the growth of sales and marketing and other factors. If capital requirements vary materially from those currently planned, we may require additional financing sooner than anticipated.

ENVIRONMENTAL  REGULATIONS

Environmental laws affect our U.S. operations. There are many Federal, state and local laws and regulations governing the environment. We believe we meet existing environmental laws and regulations. If we violate relevant laws, our income could be seriously impacted.

We are most affected by environmental laws that control types of chemicals. Some chemicals used in air conditioning and refrigeration equipment products may affect the ozone layer.

None of our products uses the banned chemicals. However as we learn more about the environment and the ozone layer, federal and states may impose new regulations. Those laws could then have material adverse effect on our operations.

DEPENDENCE  UPON  KEY  PERSONNEL

If we lose any of our executive officers, or are unable to attract and retain qualified management personnel and directors, our ability to run our business could be adversely affected and our revenue and earnings could decline.

- We are dependent upon the services and management skills of our executive officers, Francis L. Simola, President/Chief Executive Officer, H. Jack Kazmar, Chief Operating Officer, and George Briley, Chief Technology Officer. Mr. Simola has been with us since August, 1997. Mr. Kazmar has been with us since 1998. Mr. Briley has been with us since 1995. We have not entered into employment agreements with Simola, Kazmar, or Briley. We do not maintain key man life insurance any officer. Further, our growth strategy will depend, in part, on our ability to attract and retain additional key management, marketing and operating personnel.

CONTROL  BY  EXISTING  MANAGEMENT

Certain members of our board of Directors own a significant portion of our outstanding common stock.

- Our Board of Directors, officers and their respective affiliates beneficially own 38.5% of our outstanding common stock. Although these persons do not have any agreements or understandings to act or vote in concert, any such agreement, understanding or acting in concert would make it difficult for others to elect the entire Board of Directors, or to control the disposition of any matter submitted to a vote of shareholders.

THE VALUE OF OUR STOCK HAS IN THE PAST AND MAY IN THE FUTURE CHANGE SUDDENLY AND SIGNIFICANTLY.

Our stock is traded on the Electronic Bulletin Board. Stocks that trade on the Bulletin Board tend to experience dramatic price increases or decreases. The trading price of our common stock has been subject to significant fluctuations to date and could be subject to wide fluctuations in the future, in response to many factors, including the following:

-     Quarter-to-quarter  variations  in  our  operating  results,

-     New  Licensing  requirements,

- General conditions in the markets for our products or the television industry,

-     The  price  and  availability  of  advertising  revenue,

-     General  financial  market  conditions,  or

-     Other  events  or  factors.

In this regard, we do not endorse or accept responsibility for the estimates or recommendations issued by stock research analysts from time to time. The volatility of public stock markets, and media stocks specifically, have frequently been unrelated to the operating performance of the specific companies. These market fluctuations may adversely affect the market price of our common stock.

PROPRIETARY  PROTECTION.

Our success is dependent upon our proprietary information and technology. We rely on a combination of patent, contract, trademark and trade secret laws and other measures to protect our proprietary information and technology. As part of our confidentiality procedures, we generally enter into nondisclosure agreements with our employees, distributors and customers, and limit access to and distribution of our proprietary information. Although we believe that our patent rights and trademark protection should prevent another party from manufacturing and selling competing products, there can be no assurance that the steps we have taken to protect our technology will be successful. The patents issued to us may not be adequate to protect our proprietary rights, to  deter  misappropriation  or  to  prevent  an  unauthorized third  party from copying  our  technology, designing  around  the  patents  we own  or  otherwise obtaining and using our products, designs or other information. In addition, patents may not issue under future patent applications, and the patents issued under such patent applications could be invalidated, circumvented or challenged. It may also be particularly difficult to protect our products and intellectual property under the laws of certain countries in which our products are or may be manufactured or sold.

Although we believe our products and technology do not infringe on any proprietary rights of others, as the number of competing products available in the market increases and the functions of those products further overlap, infringement claims may increase. Any such claims, with or without merit, could result in costly litigation or might require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all. Any successful infringement claim could have a material adverse effect upon our business, results of operations and financial condition

COMPETITION

We are in an extremely competitive market. We compete because of our service, price, quality, reliability and efficiency of our products. Several of our competitors have more money. The kind of Companies we compete with are RECold, BAC, and Evapco, York, and Carrier.

                                 USE OF PROCEEDS

We  will  not  receive  any  of  the proceeds from the sale of the shares of our
common  stock    by  the  Selling  Shareholder.

                              SELLING SHAREHOLDER

The following table lists (a) the name of the Selling Shareholder (b) the number of shares of common stock beneficially owned by each Selling Shareholder prior to the offering (c) the number of shares being offered under this prospectus by such Selling Shareholder; and (d) the number of shares of common stock beneficially owned by each Selling Shareholder after the completion of the offering. The table assumes that the Selling Shareholder will sell all shares it is offering under this prospectus, and that the Selling Shareholder will not acquire additional shares of our common stock prior to completion of this offering. The shares are being registered to permit secondary trading of the Shares, and the Selling Shareholder may offer such shares for resale from time to time. See "Plan of Distribution.".

                                NUMBER OF                 SHARES TO        PERCENTAGE
NAME  OF                        SHARES       SHARES TO    BE OWNED         TO BE OWNED
SELLING SHAREHOLDER             OWNED        BE OFFERED   AFTER OFFERING   AFTER OFFERING
-----------------------------   ----------   ----------   --------------   --------------
INTERMAGNETICS GENERAL
 CORPORATION[1]                  1,354,786   1,354,756            -0-               -0-
450  Old  Niskayuna  Road
P.O.  Box  461
Latham,  NY  12110

[1] Except as set forth herein, all securities are directly owned and the sole investment and voting power are held by the person named. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of January 23, 2001 upon the exercise of options or warrants.

[2] Based upon 8,924,996 shares of Common Stock issued and outstanding as of January 23, 2001. Each beneficial owner's percentage is determined by assuming that all such exercisable options or warrants that are held by such person (but not those held by any other person) have been exercised.

                              PLAN OF DISTRIBUTION

The Company has been advised by the Selling Shareholder that they intend to sell all or a portion of their Shares offered by this prospectus from time to time. These sales may be made:

-     on  the  over-the-counter  market;

-     to  purchasers  directly;

- in ordinary brokerage transactions in which the broker solicits purchasers;

- through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a seller and/or the purchasers of the shares for whom they may act as  agent;

- through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

- through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

- through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

-    in  any  combination  of  one  or  more  of  these  methods;  or

-    in  any  other  lawful  manner.

The Selling Shareholder may also make private sales directly or through a broker or brokers, who may act as agent or as principal. In connection with any sales, such Selling Shareholder and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act and any compensation received by them might be deemed to be underwriting discounts and commissions under the Securities Act.

Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Shareholder (and, if they act as agent for the purchaser of such Shares, from such purchaser). Brokerage fees may be paid by the Selling Shareholder, which may be in excess of usual and customary brokerage fees. Broker-dealers may agree with the Selling Shareholder to sell a specified number of Shares at a stipulated price, and, to the extent such a broker-dealer is unable to do so acting as agent for any Selling Shareholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer's commitment to such Selling Shareholder. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the over-the-counter Bulletin Board, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions computed as described above.

Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

The Selling Shareholder will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales of any of the Common Stock by the Selling Shareholder. All of the foregoing may affect the marketability of the Common Stock.

We will pay substantially all the expenses incident to this offering of Shares by the Selling Shareholder, other than brokerage and selling fees. The Selling Shareholder will pay all applicable stock transfer taxes, transfer fees and brokerage commissions or underwriting or other discounts. We have agreed to indemnify the selling shareholder against certain liabilities, including liabilities under the Securities Act.

In order to comply with certain states' securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless the stock have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we or the Selling Shareholder comply with the applicable requirements.

We may be required to file a supplemental prospectus in connection with any activities involving a seller which may be deemed to be an "underwriting." In that case, a supplement to this prospectus would contain

      (1) information as to whether an underwriter selected by a seller, or any other broker-dealer, is acting as principal or agent for the seller,

      (2) the compensation to be received by an underwriter selected by a seller or any broker-dealer, for acting as principal or agent for a seller and

      (3) the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions.

Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such a broker-dealer.

                                    OUR STOCK

COMMON  STOCK

We can issue up to 200,000,000 shares of Common Stock, $0.001 par value per share. Our stockholders are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. A majority of our outstanding Common Stock can elect the entire Board of Directors of the Company. Our bylaws say that a majority of the outstanding shares is a quorum for shareholders' meetings, except if the bylaws or a law say otherwise.

Our Shareholders have no preemptive rights to acquire additional shares of Common Stock or other securities. Our Common Stock is subject to redemption and will carry no subscription or conversion rights. If we liquidate, our Common Stock will be entitled to share equally in corporate assets after satisfaction of our bills. The shares of Common Stock, once issued, is fully paid and non-assessable.

Our stockholders can receive dividends if the Board of Directors decides to do so and if we have the funds legally available. We intends to expand our business through reinvesting our profits, if we have any, and don't expect to pay dividends.

Our Directors have the authority to issue shares without action by the shareholders.

TRANSFER  AGENT

The  transfer  agent  for  the shares of Common Stock of the Company is American
Securities Transfer and Trust, Inc. 12039 West Alameda Parkway, Lakewood, Colorado 80228

PREFERRED  STOCK

We also can issue preferred stock. We did issue 1,250,000 shares of a Series convertible, preferred stock, $.001 par value. Those shares were converted to common stock. Currently no Preferred Stock is outstanding

                                 INDEMNIFICATION

Our Articles of Incorporation, as amended, limit, to the maximum extent permitted by law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

Nevada law provides that Nevada corporations may include within their articles of incorporation provisions eliminating or limiting the personal liability of their directors and officers in shareholder actions brought to obtain damages for alleged breaches of fiduciary duties, as long as the alleged acts or omissions did not involve intentional misconduct, fraud, a knowing violation of law or payment of dividends in violation of the Nevada statutes. Nevada law also allows Nevada corporations to include in their articles of incorporation or bylaws provisions to the effect that expenses of officers and directors incurred in defending a civil or criminal action must be paid by the corporation as they are incurred, subject to an undertaking on behalf of the officer or director that he or she will repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because such officer or director did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

Nevada law provides that Nevada corporations may eliminate or limit the personal liability of its directors and officers. This means that the articles of incorporation could state a dollar maximum for which directors would be liable, either individually or collectively, rather than eliminating total liability to the full extent permitted by the law.

Our Charter provides that a director or officer is not be personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Nevada Revised Statures, 78.300. In addition, Nevada Revised Statutes, 78.751 and Article VII of our Bylaws, under certain circumstances, provided for the indemnification of the officers and directors of the Company against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is set forth in the following paragraph, but such summary is qualified in its entirety by reference to Article VII of our Bylaws.

In general, any director of officer (an "Indemnitee") who was or is a party to, or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action or suit (including, without limitation, an action, suit or proceeding by or in the right of us), whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that the Indemnitee is or was a director or officer of us or is or was serving in any capacity for us as a director, officer, employee, agent, partner or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by us for actions taken by the Indemnitee and for all omissions to the full extent permitted by Nevada law against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding. The rights to indemnification specifically include the right to reimbursement by us for all reasonable costs and expenses incurred in connection with the Proceeding and indemnification continues as to an Indemnitee who has ceased to be a director or officer. The Board of Directors may include employees and other persons as though they were Indemnitees. The rights to indemnification are not exclusive of any other rights that any person may have by law, agreement or otherwise.

The Bylaws also provide that we can purchase and maintain insurance or make other financial arrangements on behalf of any person who otherwise qualifies as an Indemnitee under the foregoing provisions. Other financial arrangements to assist the Indemnitee are also permitted, such as the creation of a trust fund, the establishment of a program of self-insurance, the securing of our obligation of indemnification by granting a security interest or other lien on any of our assets (including cash) and the establishment of a letter of credit, guaranty or surety.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

Our attorney, Charles A. Cleveland, P.S., Spokane, Washington will pass upon the validity of the issuance of the shares of common stock offered hereby and certain other legal matters.

                                     EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-KSB for the Year ended December 31, 1999 have been audited by
R. E. Bassie & Co., P.C., Certified Public Accountants, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing as stated in their report.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM  14.      OTHER  EXPENSES  OF  INSURANCE  AND  DISTRIBUTION

         The following sets forth the estimated expenses and costs in connection with the issuance and distribution of securities being registered hereby. All such expenses will be borne by the Company.

           Securities and Exchange  Commission Registration Fee  $   898.69
           Accounting  Fees  and  Expenses                           450.00*
           Legal  Fees  and  Expenses                              7,500.00*
           Printing  expenses                                      1,000.00*
           Miscellaneous                                             400.00*
                                                                 ----------
           Total                                                 $10,248.69*
                                                                 ==========
*     Estimated

ITEM  15.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

Nevada  Revised  Statutes  78.037  is  incorporated  herein  by  this reference.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

ARTICLES AND BYLAWS. The Company's Articles of Incorporation and the Company's Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

ITEM  16.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES.

The following exhibits are  incorporated in this amended registration statement.

No.   Description
----  -----------------------------------------------------------------------
4.1 Instruments defining the rights of security holders including indentures Incorporated by reference to the Company's Registration Statement As Exhibit 4.7, on Form 8-A/12g, as filed on May 25, 2000.*

4.2  Articles  of  Incorporation,  of  the  Company.
     Incorporated by reference to the Company's Registration Statement as Exhibit 4.1, on Form 8-A/12g, as filed on May 25, 2000.*

4.3  Amended  and  Restated  Articles  of  Incorporation  of  the  Company.
     Incorporated by reference to the Company's Registration Statement As Exhibit 4.5, on Form 8-A/12g, as filed on May 25, 2000.*

4.4 Amended and Restated By-laws of the Company. Incorporated by reference to the Company's Registration Statement As Exhibit
     4.6  on  Form  8-A/12g,  as  filed  on  May  25,  2000.*

4.5  Form of common stock Certificate of the Registrant.
     Incorporated by reference to the Company's Registration Statement As Exhibit 5, on Form 8-A/12g, as filed on May 25, 2000.*

5.0 Opinion of Charles A. Cleveland, re: Legality. Incorporated by reference to the Company's Form S-3 as Exhibit 5, as filed on June 30, 2000.*

15.0 Accountants' letter regarding unaudited interim financial information. Incorporated by reference to the Company's Form S-3 as Exhibit 15, as filed on June 30, 2000.*

23.1 Consent of R. E. Bassie & Co., P.C., Certified Public Accountants Incorporated by reference to the Company's Form S-3 as Exhibit 23.1 as filed on June 30, 2000.*

23.2 Consent of Charles A. Cleveland, Attorney At Law, included in 5.0 Incorporated by reference to the Company's Form S-3 as Exhibit 23.2 on Form S-3 as filed on June 30, 2000.*

25.1 Powers of Attorney (contained on signature page of this Registration Statement)
* Previously filed

ITEM  17.  UNDERTAKINGS.

(a)     The  Registrant  hereby  undertakes

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i)     To include any prospectus required by Section 10(a)(3) of the Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
     and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to the included in a post-effective amendment by those Paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-3 and has duly caused this Amendment Number 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 30th day of January, 2001.

                                 POWERCOLD  CORPORATION

                                 By:/s/ Francis L. Simola
                                 ------------------------
                                 Francis  L.  Simola
                                 Title:  President, Chief Executive Officer,

                                 By:/s/ George Briley
                                 ------------------------
                                 George  Briley
                                 Title:  Secretary

Date: January 30, 2001

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Francis L. Simola, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or Blue Sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                      Title                        Date
---------                      -----                        ----

/s/ Francis L. Simola
-----------------------        President and Director       January 30, 2000.
Francis  L.  Simola

/s/ George C. Briley
-----------------------        Director, Secretary and      January 30, 2000.
George  C.  Briley             Treasurer

/s/ H. Jack Kazmar
-----------------------        Director                     January 30, 2000.
H.  Jack  Kazmar